Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
OF
PIONEER RESOURCE PARTNERS L.P.
     This Certificate of Limited Partnership, dated June 19, 2007, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.
     1.   Name.   The name of the limited partnership is “Pioneer Resource Partners L.P.”
     2.   Registered Office; Registered Agent.   The address of the registered office required to be maintained by Section 17-104 of the Act is:
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
     The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
     3.   General Partner.   The name and the business, residence or mailing address of the general partner are:
Pioneer Natural Resources GP LLC
5205 N. O’Connor Blvd., Suite 200
Irving, Texas 75039
     4.   This Certificate shall become effective as of 2:00 pm eastern time on June 19, 2007.
     EXECUTED as of the date written first above.

PIONEER NATURAL RESOURCES GP LLC Its General Partner
By:	/s/ Richard P. Dealy
	Name:	Richard P. Dealy
Authorized Person